_____________________________________________________________________________________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934 (the "Act")

August 15, 2005

(Date of earliest event reported)

GEOGLOBAL RESOURCES INC.

(Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-25136 (Commission File Number)	33-0464753 (I.R.S. Employer Identification No.)

200, 630 – 4th Avenue S.W.

Calgary, Alberta, Canada T2P 0J9

(Address of principal executive offices)

Telephone Number (403) 777-9250

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

(Former name or address, if changed since last report)

Item 9.01.  Financial Statements and Exhibits.

(a)

Financial statements of business acquired.

Not applicable

(b)

Pro forma financial information

Not applicable

(c)

Exhibits:

1.1

Press Release dated August 15, 2005.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  August 15, 2005

GEOGLOBAL RESOURCES INC.

(Registrant)

/s/ Allan J. Kent

Allan J. Kent

Executive Vice President and CFO

EXHIBIT

Press release dated August 15, 2005

GEOGLOBAL ANNOUNCES AWARD OF TWO NELP V BLOCKS

Calgary, Alberta, Canada, August 15, 2005 - GeoGlobal Resources Inc. (Amex: GGR) reported today that it has been confirmed as being awarded participating interests in two new onshore Exploration Blocks in India under the Fifth round of the New Exploration Licensing Policy (NELP-V) bidding which closed on May 31, 2005.  These blocks include Block 12 under NELP-V (DS-ONN-2003/1), which covers an area of approximately 3,155 square kilometers (sq. km) onshore in the Deccan Syneclise Basin located in the northern portion of the State of Maharashtra in west-central India and in which GeoGlobal will hold a 100% participating interest (“PI”) and be the operator.  Also included is Block 11 under NELP-V (CB-ONN-2003/2), which covers an area of approximately 448 sq. km onshore in the State of Gujarat south-east of GeoGlobal’s three Cambay blocks.  GeoGlobal is part of a consortium and holds a 10% PI in Block 11.  Gujarat State Petroleum Corporation is the operator and holds a 50% PI, with the remainder held by GAIL (India) Ltd. and Jubilant Capital Pvt. Ltd.

The Production Sharing Contracts (“PSC”) for these blocks are expected to be signed on September 30, 2005, in New Delhi, India.  The PSC’s expected to be entered into will each provide for specified work commitments to be performed over three phases over a period of a total of seven years. Under the PSC for Block 12, the Phase I work commitment is to conduct a gravity and magnetic ground survey, geochemical survey and acquire a 12,000 line km aeromagnetic survey.   In Phase II we are to acquire 500 line kms of 2-D seismic and drill 1 exploration well to 1,500 meters or 500 meters below the Deccan trap.  In Phase III we are to acquire 250 sq. kms of 3-D seismic and drill 2 exploratory wells to 2,000 meters.  Under the PSC for Block 11, the work commitment is to reprocess 650 line kms of 2-D seismic, conduct a geochemical survey, acquire 448 sq. kms of 3-D seismic and drill a total of 24 exploration wells to various depths between 1,500 and 3,000 meters.  The Company will be required to fund its proportionate share of the costs incurred in these activities estimated to be approximately US$9.5 million over the seven years.

GeoGlobal Resources Inc., headquartered in Alberta, Canada, is a US publicly traded oil and gas company, which through its subsidiaries is engaged primarily in the pursuit of petroleum and natural gas through exploration and development in India.  Since inception, the Company’s efforts have been devoted to the pursuit of Production Sharing Contracts with the Government of India.  The Company is currently focused on the development of high potential exploration targets in the Krishna Godavari basin, the Cambay basin and the Deccan Syneclise basin areas.

Cautionary Statement to Investors

This press release contains statements which constitute forward-looking statements within the meaning of the US Private Securities Litigation Reform Act of 1995, including statements regarding the plans, intentions, beliefs and current expectations of GeoGlobal Resources Inc., its directors, or its officers with respect to the oil and gas exploration, development and drilling activities being conducted and intended to be conducted and the outcome of those activities on the exploration block in which the Company owns an interest in located offshore on the east coast of India in the Krishna Godavari Basin, the two additional exploration blocks located onshore in western India in the Cambay Basin and on the Tarapur Block in which the Company has agreed to acquire an interest and the interests in the exploration blocks awarded in NELP-V. Statements regarding the outcome of drilling and testing the KG#8 well and the timing of any commercial production that may be established are forward-looking statements and there can be no assurance as to the quantity of recoverable reserves that may exist in the area of the well or when, if ever, that the Company may realize revenues from the well.   The Company’s forward-looking statements also include the estimated cost and timing of exploration activities, the extent of activities to be conducted and the outcome of those activities and the Company’s estimated share of exploration and drilling costs. Investors are cautioned that any such forward-looking statements are not guarantees of the success of the Company's oil and gas exploration, development and drilling activities or the commercial success of the KG#8 well and involve risks and uncertainties. The Company's actual results may differ materially from those projected in the forward-looking statements. There can be no assurance that the drilling and completion of the KG#8 well, statements regarding estimated reserves or any other of the Company's exploratory wells, and the related testing and evaluation, will result in the Company being able to claim commercially recoverable reserves of hydrocarbons. There are numerous risks and uncertainties involved in the Company's acquisition of unproved minority interests in the exploration areas, including the possibilities that no discoveries of hydrocarbons are made on the exploration blocks or, if discovered, that such discoveries are determined not to be commercially productive. There can be no assurance that the Company’s drilling program will be successful or that the entire program will be drilled.  There can be no assurance that the Company’s estimates as to the time to complete drilling operations will be accurate.  The blocks are a highly speculative exploration opportunities and pursuing the development of the exploration blocks will involve material risks to the Company.  The Company will be required to fund its share of the costs incurred during the work commitment phase under the Production Sharing Contracts relating to the exploration blocks in the Cambay Basin as well as the Tarapur Block and the NELP-V blocks recently awarded and there can be no assurance that such funds will be available to the Company in the amounts and when required.  The Company’s failure to have such funds available at the times and in the amounts required could materially adversely affect the fulfillment of the Company’s business plans.  There can be no assurance that the Company will obtain the consent of the Government of India to the assignment of the 20% participating interest in the Tarapur Block or that the Company will be successful in entering into alternative arrangements on commercially favorable terms with GSPC should that consent not be forthcoming. Additional risks and uncertainties arise out of seeking to do business overseas in India where political and other world events may disrupt the Company's plans and intentions.  There can be no assurance that the Company's oil and gas exploration and production activities will be commercially successful or result in material revenues to the Company.  The presence of hydrocarbon reserves on adjacent or contiguous properties is no assurance or necessary or probable indication that hydrocarbons will be found in commercially marketable quantities on the exploration blocks in which the Company holds an interest.  Additional important risk factors are described in the Company's periodic filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-KSB and quarterly reports on Form 10-QSB. The filings may be viewed at http://www.sec.gov. and  www.sedar.com.

For further information contact:

Allan J. Kent, Executive VP and CFO

Carla Driedger, Investor Relations and Corporate Affairs

phone: 403-777-9253

email: info@geoglobal.com

fax:     403-777-9199

website: www.geoglobal.com